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               UNITED STATES SECURITES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                         --------------------------

                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15 (d) OF THE
                     SECURITIES AND EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): July 24, 2002
                                                        -------------

                       Commission File Number 1-11577

                            FALCON PRODUCTS, INC.
           (Exact name of registrant as specified in its charter)

               DELAWARE                                 43-0730877
    (State or other jurisdiction of                  (I.R.S. Employer
     incorporation or organization)               Identification Number)



     9387 DIELMAN INDUSTRIAL DRIVE                        63132
          ST. LOUIS, MISSOURI                           (Zip Code)
(Address of principle executive offices)




                               (314) 991-9200
            (Registrant's telephone number, including area code)



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Item 4.  Changes in Registrant's Certifying Accountant

On July 24, 2002, the Board of Directors of Falcon Products, Inc. ("Falcon's"), based on the recommendation of its Audit Committee, dismissed Arthur Andersen LLP ("Andersen") as Falcon's independent public accountants and engaged Ernst & Young LLP ("E&Y") to serve as Falcon's independent public accountant for the fiscal year ending November 2, 2002. During the fiscal years ended November 3, 2001, and October 28, 2000, and the subsequent interim period through July 24, 2002, Falcon did not consult with E&Y regarding any matter or events set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Andersen's reports on Falcon's consolidated financial statements as of and for each of the fiscal years ended November 3, 2001, and October 28, 2000, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended November 3, 2001, and October 28, 2000 and through July 24, 2002, there were no disagreements with Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused it to make reference to the subject matter in connection with its report on Falcon's consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

Falcon has provided Andersen with a copy of the preceding disclosures. Andersen has communicated to us that they have informed the Securities and Exchange Commission (SEC) that they are unable to provide letters that corroborate or invalidate the statements in this disclosure, as required by the SEC. As a result, no such letter is provided with this Form 8-K. In addition, Andersen has announced that it will cease to practice before the SEC effective August 31, 2002.

                                  Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                      FALCON PRODUCTS, INC.

                                             By:  \ s \  Michael J. Dreller
                                             ------------------------------
                                                         Michael J. Dreller
                                             Vice President Finance and CFO
                                                  (authorized signatory and
                                              principal accounting officer)
Date: July 24, 2002